Exhibit 21.1

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Alton Gaming Company (d/b/a Argosy Casino Alton)	Illinois
Argosy Gaming Company	Delaware
Bangor Historic Track, Inc. (d/b/a Hollywood Slots Hotel and Raceway)	Maine
Belle of Sioux City, L.P. (d/b/a Argosy Casino Sioux City)	Iowa
Beulah Park Gaming Ventures, Inc. (d/b/a Beulah Park)	Ohio
BSL, Inc. (d/b/a Hollywood Casino at Bay St. Louis)	Mississippi
BTN, Inc. (d/b/a Boomtown Biloxi)	Mississippi
Casino Rama Services, Inc.	Ontario
CD Gaming Ventures, LLC	Ohio
Central Ohio Gaming Ventures, LLC	Ohio
CHC (Ontario) Supplies Limited	Nova Scotia
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
Crazy Horses, Inc.	Ohio
CRC Holdings, Inc.	Florida
Dayton Real Estate Ventures, LLC	Ohio
Delvest Corp.	Delaware
Delvest Sub. Corp.	Delaware
Empress Casino Joliet Corporation (d/b/a Hollywood Casino Joliet)	Illinois
Hollywood Casino Corporation	Delaware
Hollywood Casino—Aurora, Inc. (d/b/a Hollywood Casino Aurora)	Illinois
Houston Gaming Ventures, Inc.	Texas
HWCC—Tunica, Inc. (d/b/a Hollywood Casino Tunica)	Texas
Indiana Gaming Company, L.P. (d/b/a Hollywood Casino Lawrenceburg)	Indiana
Iowa Gaming Company	Iowa
Kansas Entertainment, LLC	Delaware
Louisiana Casino Cruises, Inc. (d/b/a Hollywood Casino Baton Rouge)	Louisiana
LV Gaming Ventures, LLC (d/b/a M Resort)	Nevada
LVGV Properties I, LLC (d/b/a M Resort)	Nevada
LVGV Properties II, LLC (d/b/a M Resort)	Nevada
Mountainview Thoroughbred Racing Association (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Ohio Racing Company	Ohio
Penn Bullpen, Inc.	Colorado
Penn Bullwhackers Retail, LLC	Colorado
Penn Bullwhackers, Inc. (d/b/a Bullwhackers)	Colorado
Penn Cecil Maryland, Inc (d/b/a Hollywood Casino Perryville).	Maryland
Penn Hollywood Kansas, Inc.	Delaware
Penn Millsite, Inc.	Colorado
Penn National GSFR, LLC	Delaware
Penn National Holding Company	Delaware
Penn Sanford, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Pennsylvania National Turf Club, Inc. (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Pennwood Racing, Inc.	Delaware
PHK Staffing, LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation
PNGI Charles Town Gaming Limited Liability Company (d/b/a Hollywood Casino at Charles Town Races)	West Virginia
Prince George's Racing Venture, LLC (d/b/a Rosecroft)	Delaware
Raceway Park, Inc. (d/b/a Raceway Park)	Ohio
SOKC, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
TGV Holdings, Inc.	Delaware
The Indiana Gaming Company	Indiana
The Missouri Gaming Company (d/b/a Argosy Casino Riverside)	Missouri
Toledo Gaming Ventures, LLC	Ohio
Youngstown Real Estate Ventures, LLC	Ohio
Zia Park LLC (d/b/a Zia Park Casino)	Delaware